SCHEDULE 13D/A

CUSIP No: 50063B104

TRANSACTIONS IN THE SHARES BY THE REPORTING PERSON DURING THE PAST 60 DAYS

Date of Transaction	Shares Purchased(Sold)	Price per Share
06/16/2008	12,400	11.09